UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2007

Date of Report (Date of earliest event reported)

JAZZ PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 3, 2007, Adam H. Clammer notified Jazz Pharmaceuticals, Inc. (the “Company”) of his intent to resign as a member of the Board of Directors of the Company (the “Board”), which resignation was effective immediately.

(d) On October 4, 2007, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Nathaniel M. Zilkha to the Board to fill the vacancy created by the resignation of Mr. Clammer. Mr. Zilkha will serve in the class of directors whose term of office expires at the Company’s 2008 Annual Meeting of Stockholders, and will serve until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In accordance with the Company’s compensation program for non-employee directors, Mr. Zilkha is entitled to receive a $30,000 annual retainer for service as a Board member and will be reimbursed for reasonable expenses incurred in attending meetings of the Board. Under the Company’s compensation program for non-employee directors, Mr. Zilkha would be eligible for supplemental annual retainers ranging from $5,000 to $15,000 should Mr. Zilkha be appointed as the chair of any Board committees. Mr. Zilkha was not appointed to any Board committees in connection with his election to the Board. As a non-employee director, Mr. Zilkha is eligible to participate in the Company’s Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), pursuant to which Mr. Zilkha may elect to defer receipt of all or a portion of his annual retainer fees to a future date or dates. Under the Deferred Compensation Plan, any amounts so deferred by the Company’s non-employee directors are credited to a phantom stock account. Upon a separation from the Board or the occurrence of a change in control, each non-employee director who has elected to defer receipt of his or her annual retainer fees will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in either cash or shares of the Company’s common stock (subject to the prior election of each such director).

In connection with Mr. Zilkha’s election to the Board, the Company entered into a standard indemnity agreement with Mr. Zilkha which requires the Company to indemnify Mr. Zilkha, under the circumstances and to the extent provided for therein, against certain expenses and other amounts incurred by Mr. Zilkha as a result of being made a party to certain actions, suits, proceedings and the like by reason of his position as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Carol A. Gamble
Senior Vice President and General Counsel

Date: October 9, 2007